                                                                   Exhibit 10.28

                       PURCHASE AND CONTRIBUTION AGREEMENT

                                     between

                           FIRST CONSUMER CREDIT, INC.

                                       and

                              FCC ACCEPTANCE CORP.

                          Dated as of February 11, 2003

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                                TABLE OF CONTENTS

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
ARTICLE I     DEFINITIONS...................................................................................1
              SECTION 1.1    General........................................................................1
              SECTION 1.2    Specific Terms.................................................................2
              SECTION 1.3    Certain References.............................................................4

ARTICLE II    CONVEYANCE OF THE RECEIVABLES AND THE OTHER
              CONVEYED PROPERTY.............................................................................4
              SECTION 2.1    Conveyance of the Receivables and the Other
              Conveyed Property.............................................................................4

ARTICLE III   CONDITIONS OF CONVEYANCE......................................................................7
              SECTION 3.1    Conditions Precedent to the Initial Conveyance.................................7
              SECTION 3.2    Conditions Precedent to All Conveyances........................................8

ARTICLE IV    REPRESENTATIONS AND WARRANTIES................................................................9
              SECTION 4.1    Representations and Warranties of FCC..........................................9
              SECTION 4.2    Representations and Warranties of the Purchaser...............................14
              SECTION 4.3    Indemnification...............................................................16

ARTICLE V     COVENANTS OF FCC.............................................................................17
              SECTION 5.1    Protection of Title of the Purchaser..........................................17
              SECTION 5.2    Other Liens or Interests......................................................20
              SECTION 5.3    Costs and Expenses............................................................20
              SECTION 5.4    [Intentionally Omitted.]......................................................20

ARTICLE VI    PURCHASES BY FCC.............................................................................20
              SECTION 6.1    Purchase of Receivables Upon Breach of Warranty...............................20
              SECTION 6.2    Reassignment of Purchased Receivables.........................................21
              SECTION 6.3    Waivers.......................................................................21

ARTICLE VII   MISCELLANEOUS................................................................................21
              SECTION 7.1    Liability of FCC..............................................................21
              SECTION 7.2    Merger or Consolidation of FCC or the Purchaser...............................21
              SECTION 7.3    Limitation on Liability of FCC and Others.....................................22
              SECTION 7.4    Amendment.....................................................................22
              SECTION 7.5    Notices.......................................................................22
              SECTION 7.6    Merger and Integration........................................................22
              SECTION 7.7    Severability of Provisions....................................................23
              SECTION 7.8     .............................................................................23
              SECTION 7.9    Governing Law.................................................................23
              SECTION 7.10   Counterparts..................................................................24
              SECTION 7.11   Nonpetition Covenant..........................................................24
              SECTION 7.12   Binding Effect; Assignability.................................................24

                                        i

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
              SECTION 7.13   Third Party Beneficiary.......................................................24
              SECTION 7.14   Term..........................................................................24

EXHIBIT A     FORM OF ASSIGNMENT.....................................................................Exh. A-1

SCHEDULE A    REPRESENTATIONS AND WARRANTIES OF FCC WITH
              RESPECT TO CONTRACTS RELATED TO RECEIVABLES
              REFERRED TO IN ANY ASSIGNMENT..........................................................Sch. A-1

SCHEDULE B    TRADE NAMES OF FCC.....................................................................Sch. B-1

SCHEDULE C    SCHEDULE OF RECEIVABLES................................................................Sch. C-1

                       PURCHASE AND CONTRIBUTION AGREEMENT

          THIS PURCHASE AND CONTRIBUTION AGREEMENT, dated as of February 11, 2002 (this "Agreement"), between First Consumer Credit, Inc., a Texas corporation ("FCC"), and FCC Acceptance Corp., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

          WHEREAS, the Purchaser has agreed to purchase from FCC from time to time, and FCC has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Receivables, Related Security and Other Conveyed Property (in each case, as hereinafter defined) related thereto on the terms set forth herein.

          WHEREAS, FCC may also wish from time to time to Contribute (as hereinafter defined) certain Receivables, Related Security and Other Conveyed Property to the capital of the Purchaser on the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and FCC, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to "writing" include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the RLSA (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the RLSA. The terms "include" or "including" mean "include without limitation" or "including without limitation". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the RLSA.

          SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Agreement" means this Purchase and Contribution Agreement and all amendments hereof and supplements hereto made in accordance with the terms hereof.

          "Assignment" means an Assignment executed by FCC, substantially in the form of Exhibit A attached hereto.

          "Convey" means to Sell and/or Contribute Receivables, Related Security and Other Conveyed Property hereunder.

          "Conveyance" means, collectively, a Sale and/or Contribution of Receivables, Related Security and Other Conveyed Property by FCC to the Purchaser.

          "Conveyance Date" has the meaning specified in Section 2.1(f).

          "Contribute" and "Contribution" have the meanings specified in Section 2.1(a).

          "Cut-Off Date" means with respect to any Receivable Conveyed (i) on the initial Conveyance Date hereunder, January 31, 2003 and (ii) on any subsequent Conveyance Date, the last day of the calendar month immediately preceding, or ending on, such Conveyance Date.

          "Deferred Purchase Price" means the portion of the Purchase Price of Receivables purchased by the Purchaser hereunder on any Conveyance Date exceeding the amount of the Purchase Price under Section 2.1(c) to be paid in cash, which portion, when added to the cumulative amount of all previous Deferred Purchase Prices (after giving effect to any payments made on account thereof) shall not exceed 10% of the Outstanding Principal Balance of all Receivables purchased by the Purchaser hereunder. The obligations of the Purchaser in respect of the Deferred Purchase Price shall be evidenced by the Purchaser's Subordinated Note.

          "FCC Purchase Event" means the occurrence of a breach of any of FCC's representations and warranties under Section 4.1(a).

          "Lender" means any present or future "Lender" named under the RLSA.

          "Other Conveyed Property" means, with respect to any Receivable, all of FCC's right, title and interest in, to and under (i) all monies at any time received or receivable with respect to such Receivable after the applicable Cut-Off Date, (ii) any and all agreements, documents, certificates and instruments evidencing FCC's security interest or other interest in and to the related Underlying Collateral, including, without limitation, the related Contractor Sale Agreement or the NY Purchase Agreement (as applicable) and, if applicable, Mortgage, (iii) the security interest in the Underlying Collateral related to such Receivable granted by the related Obligor to the Contractor under the related Contract and assigned by the Contractor to FCC,

(iv) all insurance policies and title insurance policies (and any proceeds therefrom) relating to such Receivable, including rebates of premiums not otherwise due to an Obligor, (v) the related Contract and all other items required to be contained in the related Receivable File and any and all other documents or electronic records that FCC keeps on file in accordance with its customary procedures relating to such Receivable, the related Underlying Collateral or the related Obligor, (vi) all property (including the right to receive future Liquidation Proceeds) that secures such Receivable and that has been acquired by or on behalf of FCC pursuant to the liquidation of such Receivable, and (vii) all present and future rights, claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

          "Purchase Price" means, with respect to any Receivable and the Related Security and Other Conveyed Property related thereto Conveyed hereunder pursuant to a Sale, such amount as is agreed upon on the related Conveyance Date by the Purchaser and FCC to be reasonably equivalent value for such Receivable on such date.

          "Purchaser" has the meaning specified in the Preamble.

          "Receivable" means the rights to all payments from or on behalf of an Obligor under, or related to, a Contract including, without limitation, any right to the payment with respect to (i) Scheduled Payments, (ii) any prepayments or overdue payments made with respect to such Scheduled Payments,
(iii) any Guaranty Amounts, (iv) any Insurance Proceeds, (v) any Servicing Charges and (vi) any Recoveries.

          "Request Notice" means a notice, which shall include a computer print-out, tape or other form acceptable to the Purchaser sufficient to enable the Purchaser to identify all Receivables to be Sold or Contributed by FCC to the Purchaser on a Conveyance Date.

          "Request Notice Date" has the meaning specified in Section 2.1(b).

          "RLSA" means the Receivables Loan and Security Agreement, dated as of the date hereof, by and among the Purchaser, FCC, as Servicer, DZ Bank AG Deutsche Zentral- Genossenschaftsbank, Frankfurt Am Main, as Agent, the Lenders named therein, U.S. Bank National Association, as the Custodian and the Agent's Bank and Celink as the Back-Up Servicer, as amended and/or restated from time to time pursuant to the terms thereof.

          "Sale" and "Sell" have the meanings specified in Section 2.1(a).

          "Schedule of Receivables" means the schedule of all Receivables Sold and/or Contributed pursuant to this Agreement which is attached hereto as Schedule C, as amended or supplemented from time to time pursuant to the terms hereof.

          "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule A.

          "Subordinated Note" means the Purchaser's Deferred Purchase Price Note in the form of Exhibit B attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, evidencing the Deferred Purchase Price outstanding from time to time.

          "Transfer Taxes" means any tax, fee or governmental charge payable by the Purchaser, FCC or any other Person to any federal, state or local government arising from or otherwise related to the Conveyance of any Receivable, the related Underlying Collateral and/or any other related Other Conveyed Property from FCC to the Purchaser under this Agreement (excluding taxes measured by net income).

          SECTION 1.3 Certain References. All references to the Outstanding Balance of a Receivable as of a Conveyance Date shall refer to the close of business on such day.

                                   ARTICLE II

                          CONVEYANCE OF THE RECEIVABLES
                         AND THE OTHER CONVEYED PROPERTY

          SECTION 2.1 Conveyance of the Receivables and the Other Conveyed Property.

          (a) Subject to the terms and conditions of this Agreement, on and after the date of this Agreement (but not after the occurrence of the Early Amortization Commencement Date under the RLSA), FCC hereby agrees to (i) sell, transfer, assign, and otherwise convey (collectively, "Sell" and any such sale, transfer, assignment, and/or other conveyance, a "Sale"), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of FCC in and to certain Receivables originated or otherwise acquired by FCC and the Related Security and Other Conveyed Property related thereto,
(ii) contribute to the capital of, and transfer, assign, and otherwise convey to (collectively, "Contribute" and any such contribution to capital, transfer, assignment, and/or other conveyance, a "Contribution"), from time to time, the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to accept such contribution of, all right, title and interest of FCC in and to certain Receivables, Related Security and Other Conveyed Property, and (iii) transfer, or cause the deposit, into the Collection Account of all amounts received by FCC on account of any Receivables, Related Security and Other Conveyed Property Conveyed hereunder on and after the Cut-Off Date related to such Receivables, Related Security and Other Conveyed Property, in each case, within one Business Day of the receipt thereof. FCC hereby acknowledges that each Sale, Contribution and Conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by FCC.

          (b) The Sales of Receivables, Related Security and Other Conveyed Property by FCC to the Purchaser and the Contributions of Receivables, Related Security and Other

Conveyed Property by FCC to the capital of the Purchaser pursuant to this Agreement are intended to be absolute assignments (free and clear of any Liens) of all of FCC's right, title and interest in, to and under such Receivables and Other Conveyed Property for all purposes and, except to the extent specifically provided herein, without recourse.

          (c) [Intentionally omitted.]

          (d) It is the intention of FCC and the Purchaser that the Receivables, Related Security and Other Conveyed Property Sold by FCC to the Purchaser and the Receivables, Related Security and Other Conveyed Property Contributed by FCC to the capital of the Purchaser pursuant to this Agreement shall not be part of FCC's estate in the event of the filing of a bankruptcy petition by or against FCC under any bankruptcy or similar law.

          (e) In the event that the Sales of Receivables, Related Security and Other Conveyed Property by FCC to the Purchaser and/or the Contributions of Receivables, Related Security and Other Conveyed Property by FCC to the capital of the Purchaser pursuant to this Agreement are deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of FCC's right, title and interest in, to and under (or transfers of all of FCC's equitable interest in, to and under) the Receivables, Related Security and Other Conveyed Property Sold or Contributed, or purportedly Sold or Contributed hereunder, then (i) FCC shall be deemed hereunder to have granted to the Purchaser, and FCC does hereby grant to the Purchaser, a security interest in all of FCC's right, title and interest in, to and under such Receivables, Related Security and Other Conveyed Property, whether now owned or hereafter acquired and (ii) this Agreement shall constitute a security agreement under applicable law.

          (f) FCC may on any Business Day (each a "Conveyance Date") deliver to the Purchaser a Request Notice identifying the Receivables, Related Security and Other Conveyed Property to be Sold by FCC to the Purchaser and the Receivables, Related Security and Other Conveyed Property to be Contributed by FCC to the capital of the Purchaser on such Conveyance Date. Each delivery of a Request Notice shall be accompanied by an updated Schedule of Receivables, which schedule shall be attached hereto as Schedule C and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

          (g) The price paid for Receivables and the Related Security and Other Conveyed Property related thereto which are Sold hereunder shall be the Purchase Price with respect thereto. Such Purchase Price shall be paid by means of an immediate cash payment to FCC by wire transfer on the applicable Conveyance Date to an account designated by FCC on or before such Conveyance Date or by means of proper accounting entries being entered upon the accounts and records of FCC and the Purchaser on the applicable Conveyance Date. To the extent that the portion of the Purchase Price for any Receivables and the Related Security and Other Conveyed Property related thereto Sold by FCC to the Purchaser hereunder paid in cash is less than the Outstanding Balance of such Receivable at the time of the applicable Conveyance Date, at the option of FCC, the shortfall shall (i) constitute the Deferred Purchase Price and the amount thereof shall reflect an increase in the Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof), which Deferred Purchase Price is evidenced by the Subordinated Note or (ii) be deemed to have been Contributed by FCC to the capital of the Purchaser on the applicable Conveyance Date. Each Request Notice shall indicate any amount by which the principal amount of the Subordinated Note shall be increased by reason of any such Conveyance. FCC shall make all appropriate recordkeeping entries with respect to amounts due to FCC under the Subordinated Note to reflect payments by Purchaser thereon and increases of the principal amount thereof, and FCC's determination at any time of the principal amount of and accrued interest owed to FCC under the Subordinated Note shall be conclusive and binding, absent manifest or demonstrable error.

          (h) On and after each Conveyance Date hereunder, the Purchaser shall own the Receivables, Related Security and Other Conveyed Property Sold or Contributed by FCC to the Purchaser on such Conveyance Date, and FCC shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Receivables, Related Security and/or Other Conveyed Property.

          (i) Until the occurrence of a Servicer Default and the replacement of FCC as Servicer pursuant to the terms of the RLSA, FCC, as Servicer, shall conduct the servicing, administration and collection of the Receivables Conveyed hereunder and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Conveyed Receivables, from time to time, all in accordance with the terms of the RLSA. In accordance with the Custodial Agreement, certain documents relating to Receivables Conveyed hereunder shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs FCC to so deliver such documents to the Custodian. Such delivery to the Custodian of such documents and the possession thereof by the Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

          (j) On or prior to each Conveyance Date, FCC shall deliver to the Custodian on behalf of the Purchaser and any assignee thereof each item contained in the Receivable Files, and any other chattel paper (as defined in the UCC) representing or evidencing, any of the Receivables, the Related Security and the Other Conveyed Property related thereto being Conveyed on such Conveyance Date.

          (k) On each Remittance Date, the Purchaser shall pay to FCC accrued interest on the Deferred Purchase Price and the Purchaser may, at its option, prepay in whole or in part the principal amount of the Deferred Purchase Price; provided that each such payment shall be made solely from (i) Collections of Receivables purchased by the Purchaser hereunder after all other amounts then due from the Purchaser under the RLSA have been paid in full and all amounts then required to be set aside by the Purchaser or the Servicer under the RLSA have been so set aside or (ii) excess cash flow from operations of the Purchaser which is not required to be applied to or set aside for the payment of other obligations of the Purchaser; and provided further, that no such payment shall be made at any time when an Event of Default, Early Amortization Event or an event, act or condition that but for notice or lapse of time or both would constitute an Event of Default or Early Amortization Event shall have occurred and be continuing or would result therefrom. At such time following the Collection Date when all

Loans, Yield and other amounts owed by the Purchaser under the RLSA shall have been paid in full and all commitments of the Lender to provide any financial accommodations to the Purchaser under the RLSA shall have terminated, the Purchaser shall apply, on each Remittance Date, all Collections of Receivables purchased by the Purchaser hereunder received by the Purchaser pursuant to
Section 2.1(a) (and not previously distributed) first to the payment of accrued interest on the Deferred Purchase Price, and then to the reduction of the principal amount of the Deferred Purchase Price.

                                   ARTICLE III

                            CONDITIONS OF CONVEYANCE

          SECTION 3.1 Conditions Precedent to the Initial Conveyance. The initial Conveyance hereunder is subject to the condition precedent that the Purchaser shall have received on or before the date of the initial Conveyance under this Agreement, in form and substance satisfactory to the Purchaser:

          (i) an Assignment executed by FCC and setting forth the Receivables to be Conveyed on the date of the initial Conveyance under this Agreement;

          (ii) a copy of resolutions duly adopted by the board of directors of FCC approving this Agreement, the Assignments and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby and thereby, certified by FCC's Secretary or Assistant Secretary;

          (iii) the certificate of incorporation, as amended, of FCC, certified by the Secretary of State of Texas dated as of a date not earlier than 10 days prior to the date hereof;

          (iv) a good standing certificate for FCC issued by the Secretary of State of Texas, dated as of a date not earlier than 10 days prior to the date hereof;

          (v) a copy of FCC's by-laws as amended, certified by its secretary;

          (vi) a certificate of the Secretary or Assistant Secretary of FCC certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Assignments, and the other documents to be delivered by it hereunder (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive from FCC a revised certificate meeting the requirements of this subsection (vi)) and certifying that all representations and warranties made by FCC in this Agreement are true and correct in all material respects;

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

          (vii) copies of proper financing statements (on Form UCC-1) accurately describing the Conveyed Receivables, the Related Security and the Other Conveyed Property related thereto and naming FCC as the "Debtor/Seller" and the Purchaser as "Secured Party/Purchaser", or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser or any assignee thereof, desirable to perfect the Purchaser's ownership interest in all Conveyed Receivables, the Related Security and the Other Conveyed Property related thereto;

          (viii) copies of properly executed termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser and its assigns, desirable to release all security interests and similar rights of any Person in the Conveyed Receivables and Other Conveyed Property related thereto previously granted by FCC;

          (ix) certified copies of requests for information or copies (on Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser and any assignee thereof), dated a date reasonably near and prior to the date of such initial Conveyance, listing all effective financing statements and other similar instruments and documents which name FCC (under its present name, any previous name or any trade name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to such subsections (vii) and (viii) above, together with copies of such financing statements, none of which, except those filed pursuant to subsections (vii) and (viii), above, shall cover any Conveyed Receivables or Related Security or Other Conveyed Property related thereto;

          (x) any necessary third party consents to the closing of the transactions contemplated hereby, in the form and substance satisfactory to the Purchaser; and

          (xi) one or more favorable opinions of Andrews & Kurth L.L.P., counsel to FCC, with respect to such matters as the Purchaser or any assignee thereof may reasonably request.

          SECTION 3.2 Conditions Precedent to All Conveyances. The Conveyance to take place on the initial Conveyance Date and each Conveyance to take place on a subsequent Conveyance Date hereunder shall be subject to the further conditions precedent that:

          (a) The following statements shall be true:

          (i) the representations and warranties of FCC contained in Section 4.1 shall be correct on and as of such Conveyance Date in all material respects, before and after giving effect to the Conveyance to take place on such Conveyance Date and to the application of proceeds therefrom, as though made on and as of such date; and

          (ii) FCC is in compliance in all material respects with each of its covenants and other agreements set forth herein.

          (b) The Purchaser shall have received an Assignment, dated the date of such Conveyance Date, executed by FCC, listing each Receivable being Conveyed on such Conveyance Date.

          (c) FCC shall have delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item contained in the Receivable Files of, and any other chattel paper (as defined in the UCC) representing or evidencing, any of the Receivables or Related Security or Other Conveyed Property related thereto being Conveyed on such Conveyance Date.

          (d) FCC shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or any assignee thereof may reasonably request.

          (e) FCC shall have taken all steps necessary under all applicable law in order to Convey to the Purchaser the Receivable being Conveyed on such Conveyance Date and the Related Security and the Other Conveyed Property related thereto and, upon the Conveyance of such Receivable and the Related Security and the Other Conveyed Property related thereto from FCC to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in the Conveyed Receivables and the Related Security and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability.

          (f) There shall have been no material adverse change in the condition (financial or otherwise), business, or results of operations of FCC since the preceding Conveyance Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.1 Representations and Warranties of FCC. FCC makes the following representations and warranties, on which the Purchaser relies in acquiring the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder and in granting a security interest in such Receivables and the Related Security and the Other Conveyed Property related thereto to the Agent for the benefit of the Lender under the RLSA. Such representations are made as of the execution and delivery of this Agreement, as of each Conveyance Date and at such other times specified below or specified in the Schedule of Representations, but shall survive the Conveyance hereunder of the Receivables and the Other Conveyed Property related thereto and the grant of a security interest therein to the Agent for the benefit of the Lender under the RLSA.

          (a) Schedule of Representations. All of the representations and warranties set forth on the Schedule of Representations are true and correct with respect to all of the Contracts related to the Receivables which are referred to in any Assignment (or any annex or schedule thereto) delivered by FCC to the Purchaser as of the date of such Assignment.

          (b) Organization and Good Standing. FCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has power, authority and legal right to acquire and own the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder and to Convey such Receivables and the Related Security and the Other Conveyed Property related thereto to the Purchaser and to enter into and perform its obligations under this Agreement.

          (c) Due Qualification. FCC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

          (d) Power and Authority. FCC has the power and authority to execute and deliver this Agreement, the RLSA and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; FCC has full power and authority to Convey the Receivables and the Related Security and Other Conveyed Property related thereto to be Conveyed to the Purchaser hereunder and has duly authorized such Conveyance to the Purchaser by all necessary corporate action and the execution, delivery and performance of this Agreement, the RLSA and the Transaction Documents to which it is a party have been duly authorized by FCC by all necessary corporate action.

          (e) Valid Conveyance; Binding Obligations. This Agreement, the RLSA, each Assignment and the Transaction Documents to which FCC is party have been and, in the case of each Assignment delivered after the date hereof, will be duly executed and delivered by FCC, and this Agreement shall effect valid Conveyances of Receivables and the Related Security and the Other Conveyed Property related thereto, enforceable against FCC and creditors of and purchasers from FCC, and this Agreement, the RLSA and such Transaction Documents shall constitute legal, valid and binding obligations of FCC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

          (f) No Violation. The consummation of the transactions contemplated by this Agreement, the RLSA and the Transaction Documents, and the fulfillment of the terms of this Agreement, the RLSA and the Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of FCC, or any material indenture, agreement, mortgage, deed of trust or other instrument to which FCC is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than liens created under this Agreement or the RLSA, or violate any law, order, rule or regulation applicable to FCC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over FCC or any of its properties, or in any way affect FCC's ability to perform its obligations under this Agreement.

          (g) No Proceedings. There are no proceedings or investigations pending or, to the best of FCC's knowledge, threatened against FCC before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over FCC or its properties (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that could have a material adverse effect on the performance by FCC of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (iv) that would have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder or (v) that would have an adverse effect on the Receivables and the Related Security and Other Conveyed Property related thereto Conveyed to the Purchaser hereunder.

          (h) No Consents. FCC is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except those which may have been obtained or will be taken or obtained on or prior to the date hereof or the applicable Conveyance Date.

          (i) Approvals. All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by FCC of this Agreement and the consummation of the transactions contemplated hereby (including the Conveyance of Receivables and the Related Security and the Other Conveyed Property related thereto to the Purchaser) have been or will be taken or obtained on or prior to the date hereof or the applicable Conveyance Date.

          (j) Chief Executive Office. The chief executive office of FCC and the office where FCC keeps its records regarding the Receivables is 12740 Hillcrest Drive (Suite 240), Dallas, Texas 75230. FCC has not been known by any name other than FCC and is not known by any trade names other than those listed on Schedule B hereto.

          (k) Solvency. FCC is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. FCC, after giving effect to the transactions contemplated by this Agreement and the other

Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

          (l) Accounting Treatment. For accounting purposes, FCC will treat the transactions effected by this Agreement and the RLSA as sales of assets to, or contributions of assets to the capital of, the Purchaser in accordance with GAAP. FCC's financial records shall reflect that the assets Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by FCC and are not intended to be available to the creditors of FCC.

          (m) Compliance With Laws. FCC has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

          (n) Taxes. FCC has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from FCC. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by FCC in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid.

          (o) Request Notices. Each Request Notice is accurate in all material respects.

          (p) Assignments. Each Assignment is accurate in all material respects.

          (q) No Liens, Etc. The Receivables and the Related Security and Other Conveyed Property related thereto to be Conveyed to the Purchaser hereunder are immediately prior to their Conveyance hereunder owned by FCC free and clear of any Adverse Claim or restrictions on transferability and FCC has the full right, corporate power and lawful authority to Convey the same and interests therein and, upon Conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Receivables and the Related Security and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability. No effective financing statement or other instrument similar in effect covering all or any part of any Receivables or the Related Security and Other Conveyed Property related thereto Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Agent as "Secured Party" or "Assignee", in each case, for the benefit of the Lender or except as has been disclosed to Purchaser and which shall be released upon the Conveyance of such Receivables and Related Security and Other Conveyed Property to the Purchaser.

          (r) [intentionally omitted.]

          (s) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of FCC to the Purchaser or any assignee thereof in connection with this

Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

          (t) ERISA Compliance. FCC is in compliance with ERISA and the Internal Revenue Code of 1986 with respect to any "employee benefit plans" (within the meaning of Section 3(1) of ERISA) it maintains or contributes to (the "Plans"). There are no liens outstanding against any such Plan or against FCC with respect to any such Plan and FCC has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) in connection with such Plans. FCC does not contribute to any "multiemployer pension plan," as defined in Section 4001 of ERISA.

          (u) No Material Adverse Effect; No Default. (i) FCC is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would reasonably be likely to have, and no provision of applicable law or governmental regulation would reasonably be likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, results of operations or properties of FCC, or would reasonably be likely to have such an effect on the ability of FCC to carry out its obligations under this Agreement and the other Transaction Documents to which FCC is a party and (ii) FCC is not in default under or with respect to any contract, agreement, lease or other instrument to which FCC is a party and which is material to FCC's condition (financial or otherwise), business, operations or properties, and FCC has not delivered or received any notice of default thereunder.

          (v) Financial or Other Condition. There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of FCC since December 31, 2001.

          (w) Investment Company Status. FCC is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents by FCC will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          (x) No Shared Obligations. There is not now, nor will there be at any time in the future, any agreement or understanding between FCC and the Purchaser (other than as expressly set forth herein or in the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

          (y) Representation and Warranties True and Correct. Each of the representations and warranties of FCC contained in this Agreement and the other Transaction Documents to which it is a party is true and correct in all respects as of the date made or deemed made and FCC hereby makes each such representation and warranty to, and for the benefit of, the Purchaser as if the same were set forth in full herein.

          (z) Intent of FCC. FCC has not Conveyed any interest in any Receivable or the Related Security or the Other Conveyed Property related thereto to the Purchaser with any intent to hinder, delay or defraud any of FCC's creditors.

          (aa) Consideration. FCC has received fair consideration and reasonably equivalent value in exchange for the Conveyance of the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder.

          SECTION 4.2 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which FCC relies in Conveying Receivables and the Related Security and the Other Conveyed Property related thereto to the Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the Conveyance of Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder and the grant of a security interest in such Receivables and the Related Security and the Other Conveyed Property related thereto by the Purchaser under the RLSA.

          (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder.

          (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, and has obtained all necessary licenses and approvals in all of the Required States.

          (c) Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Purchaser by all necessary action.

          (d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, the RLSA and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made.

          (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

          (f) No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement, the RLSA and the Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement, the RLSA and the Transaction Documents to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under the RLSA), or violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

          (g) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Purchaser's knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, the RLSA or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the RLSA or any of the Transaction Documents, (iii) seeking any determination or ruling that could have a material adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement, the RLSA or any of the Transaction Documents, (iv) that may have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Related Security and the Other Conveyed Property related thereto Conveyed hereunder or (v) that could have an adverse effect on the Receivables and Other Conveyed Property related thereto Conveyed to the Purchaser hereunder.

          (h) Consideration. The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Conveyance of the Receivables and the Other Conveyed Property related thereto Conveyed hereunder.

In the event of any breach of a representation and warranty made by the Purchaser hereunder, FCC covenants and agrees that FCC will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since all obligations of the Purchaser under the RLSA and any other Transaction Document have been paid in full. FCC and the Purchaser agree that damages will not be an adequate remedy for a breach of this covenant and that this covenant may be specifically enforced by the Purchaser or any assignee thereof.

          SECTION 4.3 Indemnification.

          (a) FCC shall defend, indemnify and hold harmless the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent (each an "Indemnified Person") from and against any and all costs, expenses, losses, damages, claims, and liabilities, suffered or sustained by any Indemnified Person arising out of or resulting from any breach of FCC's representations and warranties and covenants contained herein, except for any such amounts resulting from any gross negligence, bad faith or willful misconduct of the Custodian, the Backup Servicer, the Lender and/or the Agent (the "Excluded Amounts").

          (b) FCC shall defend, indemnify and hold harmless each Indemnified Person from and against any and all costs, expenses, losses, damages, claims, and liabilities, other than Excluded Amounts, arising out of, resulting from or otherwise related to any Person's use, ownership, leasing or operation of any Underlying Collateral to the extent that such use, ownership, leasing or operation took place prior to the date the related Receivable is Conveyed hereunder.

          (c) FCC will defend and indemnify and hold harmless each Indemnified Person against any and all costs, expenses, losses, damages, claims and liabilities, other than Excluded Amounts, arising out of or resulting from any action taken by FCC, other than in accordance with this Agreement or the RLSA, in respect of any portion of the Receivables or the Related Security and the Other Conveyed Property related thereto which are Conveyed hereunder.

          (d) FCC agrees to pay, and shall defend, indemnify and hold harmless each Indemnified Party from and against, any taxes (other than taxes based upon the income of an Indemnified Party and taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Party with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by FCC under this Agreement and imposed against such Person. Without limiting the foregoing, in the event that the Purchaser, the Custodian, the Backup Servicer, the Lender or the Agent receives actual notice of any Transfer Taxes arising out of the Conveyance of any Receivable, the Related Security with respect thereto, the related Underlying Collateral and/or any other related Other Conveyed Property from FCC to the Purchaser under this Agreement, on written demand by such party, or upon FCC otherwise being given notice thereof, FCC shall pay, and otherwise indemnify and hold the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent shall have no contractual obligation to pay such Transfer Taxes).

          (e) FCC shall defend, indemnify, and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, claims, damages, and liabilities, other than Excluded Amounts, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Indemnified Party through the negligence, willful misfeasance, or bad faith of FCC in the performance of its duties under this Agreement or by reason of reckless disregard of FCC's obligations and duties under this Agreement.

          (f) FCC shall indemnify, defend and hold harmless each Indemnified Party from and against any loss, liability or expense, other than Excluded Amounts, imposed upon, or incurred by, any such Indemnified Party as a result of the failure of any Receivable or the Related Security or the Other Conveyed Property related thereto which are Conveyed hereunder, to comply with all requirements of applicable law as of its Conveyance Date.

          (g) FCC shall indemnify, defend and hold harmless each Indemnified Party from and against any loss, liability or expense, other than Excluded Amounts, imposed upon, or incurred by, any such Indemnified Party as a result of the failure by FCC to comply with all requirements of Section 6.1 hereof.

          Indemnification under this Section 4.3 shall include reasonable fees and expenses of counsel and expenses of litigation (which fees and expenses shall be reasonably documented). The indemnity obligations hereunder shall be in addition to any obligation that FCC may otherwise have under applicable law or any other Transaction Document.

                                    ARTICLE V

                                COVENANTS OF FCC

          SECTION 5.1 Protection of Title of the Purchaser.

          (a) On or prior to the date hereof, FCC shall have filed or caused to be filed UCC-1 financing statements (each in form proper for filing in the applicable jurisdiction) naming the Purchaser as purchaser or secured party, naming the Agent, for the benefit of the Lender, as assignee and describing the Receivables, Related Security and the Other Conveyed Property being Conveyed by it to the Purchaser, with the office of the Secretary of State of the State of Texas and in such other locations as the Purchaser or the Agent shall have required. Without limiting the foregoing, FCC hereby authorizes the Purchaser and/or any assignee thereof to prepare and file any such UCC-1 financing statements. From time to time thereafter, FCC shall authorize, execute (if applicable) and file such financing statements and cause to be executed (if applicable) and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Agent for the benefit of the Lender under the RLSA, in the Receivables, Related Security and the Other Conveyed Property related thereto which are

Conveyed hereunder, as the case may be, and in the proceeds thereof. FCC shall deliver (or cause to be delivered) to the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that FCC fails to perform its obligations under this subsection, the Purchaser or the Agent may perform such obligations, at the expense of FCC, and FCC hereby authorizes the Purchaser and the Agent to file any such financing statements as are necessary or desirable, in the determination of the Purchaser or Agent or any assignee thereof.

          (b) On or prior to each Conveyance Date hereunder, FCC shall take all steps necessary under all applicable law in order to transfer and assign to the Purchaser the Receivables, Related Security and the Other Conveyed Property related thereto being Conveyed on such Conveyance Date to the Purchaser so that, upon the Conveyance of such Receivables and the Other Conveyed Property related thereto from FCC to the Purchaser pursuant to the terms hereof on such Conveyance Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Receivables and Other Conveyed Property related thereto, free and clear of any Adverse Claim or restrictions on transferability. On or prior to each Conveyance Date hereunder, FCC shall take all steps required under applicable law in order for the Purchaser to grant to the Agent, for the benefit of the Lender, a first priority perfected security interest in the Receivables, the Related Security and the Other Conveyed Property related thereto being Conveyed to the Purchaser on such Conveyance Date and, from time to time thereafter, FCC shall take all such actions as may be required by applicable law (or deemed desirable by the Agent) to fully preserve, maintain and protect the Purchaser's ownership interest in, and the Agent's first priority perfected security interest in, the Receivables, the Related Security and the Other Conveyed Property related thereto which have been Conveyed to the Purchaser hereunder.

          (c) With respect to each Receivable related to a Mortgage Contract Conveyed hereunder, FCC shall, prior to or on the Conveyance Date of such Receivable, (i) take or cause to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable perfected, first priority (or, with respect to a Subordinate Lien Contract, second, third or fourth priority lien on the Mortgage Property related thereto, as appropriate) security interest to exist in FCC's favor in the Underlying Collateral securing such Receivable, (ii) have assigned the perfected, first priority (or, with respect to a Subordinate Lien Contract, second, third or fourth priority lien on the Mortgage Property related thereto, as appropriate) security interest in the Underlying Collateral referred to in clause (i) above to the Purchaser by means of a Conveyance hereunder (or, in the case of any Underlying Collateral consisting of real estate, by means of a mortgage assignment which shall be (A) in favor of the Agent, as designee of the Purchaser, and (B) in proper form and filed in the proper jurisdiction) and
(iii) take or cause to be taken all steps necessary under all applicable law in order to allow the Purchaser to assign the perfected, first priority (or, with respect to a Subordinate Lien Contract, second, third or fourth priority lien on the Mortgage Property related thereto, as appropriate) security interest in the Underlying Collateral referred to in clause (i) above to the Agent, for the benefit of the Lender, pursuant to Section 2.15 of the RLSA.

          (d) With respect to each Receivable related to a Non-Mortgage Contract Conveyed hereunder, FCC shall, prior to or on the Conveyance Date of such Receivable, (i) take or cause to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable security interest to exist in FCC's favor in the Underlying Collateral securing such Receivable, (ii) have assigned the security interest in the Underlying Collateral referred to in clause (i) above to the Purchaser by means of a Conveyance hereunder and (iii) take or cause to be taken all steps necessary under all applicable law in order to allow the Purchaser to assign the security interest in the Underlying Collateral referred to in clause (i) above to the Agent, for the benefit of the Lender, pursuant to Section 2.15 of the RLSA.

          (e) [Intentionally omitted.]

          (f) [Intentionally omitted.]

          (g) FCC shall not change its name, identity, jurisdiction of incorporation or corporate structure in any manner that would or could make any financing statement or continuation statement filed by FCC (or by the Purchaser on behalf of FCC) in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-506 of the UCC (or any similar provision of the UCC), unless FCC shall have given the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (h) FCC shall give the Purchaser, the Custodian, the Backup Servicer, the Lender and the Agent at least 30 days prior written notice of any relocation of its jurisdiction of incorporation if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. FCC shall at all times maintain its jurisdiction of incorporation, each office from which it services Receivables and its principal executive office within the United States of America.

          (i) FCC shall maintain its computer systems so that, from and after the time of Conveyance under this Agreement of Receivables (and the Other Conveyed Property related thereto) to the Purchaser and the grant of a security interest in such Receivables (and the Related Security and the Other Conveyed Property related thereto) by the Purchaser to the Agent for the benefit of the Lender, FCC's master computer records (including archives) that shall refer to such a Receivable (and the Related Security and the Other Conveyed Property related thereto) indicate clearly that such Receivable (and the Related Security and the Other Conveyed Property related thereto) has been Conveyed to the Purchaser hereunder and Pledged by the Purchaser under the RLSA. Indication of the Agent's security interest for the benefit of the Lender in a Receivable (and the Related Security and the Other Conveyed Property related thereto) Conveyed hereunder shall be deleted from or modified on FCC's computer systems when, and only when, such Conveyed Receivable shall be (i) transferred from the ownership of the Purchaser in connection with any Take-Out Securitization or Whole Loan Sale, (ii) paid off by the related Obligor, (iii) liquidated by the Servicer, (iv) purchased by FCC in accordance with Section 6.1 or 6.2 hereof or (v) released by the Agent pursuant to Section 2.18 of the RLSA.

          (j) If at any time FCC shall propose to sell, grant a security interest in, or otherwise transfer any interest in any home-improvement loan receivables to any prospective purchaser, lender or other transferee, FCC shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable (and/or the Related Security and the Other Conveyed Property related thereto) Conveyed hereunder, shall indicate clearly that such Receivable (and the Related Security and the Other Conveyed Property related thereto) has been so Conveyed to the Purchaser and is subject to a security interest in favor of the Agent for the benefit of the Lender.

          SECTION 5.2 Other Liens or Interests. Except for the Conveyances hereunder, FCC will not sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on the Receivables or the Related Security and the Other Related Property related thereto Conveyed hereunder or any interest therein, and FCC shall defend the right, title, and interest of the Purchaser and the Agent for the benefit of the Lender in and to such Receivables and the Related Security and the Other Conveyed Property related thereto against all Adverse Claims of third parties claiming through or under FCC.

          SECTION 5.3 Costs and Expenses. FCC shall pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder and the Transaction Documents to which it is a party.

          SECTION 5.4 [Intentionally Omitted.]

                                   ARTICLE VI

                                PURCHASES BY FCC

          SECTION 6.1 Purchase of Receivables Upon Breach of Warranty. In the event of the occurrence of an FCC Purchase Event, FCC shall, unless such FCC Purchase Event shall have been cured in all respects, purchase each Receivable Conveyed hereunder which is effected by or related to such FCC Purchase Event from the Purchaser within 30 days of the discovery by or notice (from any Person) to FCC of such FCC Purchase Event, and FCC shall pay to the Purchaser (by means of a transfer to the Collection Account) the Outstanding Balance of such Receivable as of the date of the purchase thereof from the Purchaser. Notwithstanding any other provision of this Agreement or the RLSA to the contrary, the obligation of FCC (as seller hereunder) under this Section shall not terminate upon a termination of FCC as Servicer under the RLSA and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Receivable under the RLSA. It is understood and agreed that the obligation of FCC to cure an FCC Purchase Event or purchase the Receivables Conveyed hereunder which are effected by or related to such FCC Purchase Event shall (i) constitute the sole remedy against FCC with respect to such FCC Purchase Event available to the Purchaser, the Agent or the Lender or any assignee of any of the foregoing (except for indemnities, if applicable, provided for under Section 4.3(a) hereof or under the RLSA) and (ii) is not intended to, and shall not, constitute a guaranty of the collectibility or payment of any Receivable which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the related Obligor. It is understood and agreed that the Agent may enforce any such obligation of FCC under this Section 6.1.

          SECTION 6.2 Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the price paid to the Purchaser for any Receivable purchased by FCC under Section 6.1, the lien of the Purchaser in such Receivable shall without any further action be released and the Purchaser shall (and shall request the Agent to) take such steps as may be reasonably requested by FCC in order to assign to FCC all of the Purchaser's and the Agent's right, title and interest in and to such Receivable and all security and documents and all Related Security and Other Conveyed Property Conveyed to the Purchaser and the Agent directly relating thereto, without recourse, representation or warranty of any kind, except as to the absence of liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Agent. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Receivable, in any enforcement suit or legal proceeding, it is held that FCC may not enforce any such Receivable on the ground that it shall not be a party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at the expense of FCC, take such steps as FCC deems reasonably necessary to enforce such Receivable, including bringing suit in the Purchaser's name.

          SECTION 6.3 Waivers. No failure or delay on the part of the Purchaser or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VII

                                  MISCELLANEOUS

          SECTION 7.1 Liability of FCC. FCC shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by FCC and with respect to its representations and warranties hereunder.

          SECTION 7.2 Merger or Consolidation of FCC or the Purchaser. Any corporation or other entity (i) into which FCC or the Purchaser may be merged or consolidated, (ii) resulting from any merger or consolidation to which FCC or the Purchaser is a party or (iii) succeeding to the business of FCC or the Purchaser, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of

FCC or the Purchaser, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to FCC or the Purchaser, as the case may be, hereunder (without relieving FCC or the Purchaser of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. FCC or the Purchaser shall promptly inform the other party, the Custodian, the Backup Servicer, the Lender and the Agent of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses
(i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 4.1 and 4.2 or covenant made pursuant to Section 4.3, shall have been breached in any respect (for purposes hereof, such representations and warranties, other than those contained in Section 4.1(a), shall speak as of the date of the consummation of such transaction), (y) FCC or the Purchaser, as applicable, shall have delivered to the Agent an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) FCC or the Purchaser, as applicable, shall have delivered to the Agent an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed (if applicable) and filed that are necessary to preserve and protect the security interest of the Agent for the benefit of the Lender in the Conveyed Receivables and the Other Conveyed Property related thereto and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 7.3 Limitation on Liability of FCC and Others. FCC and any manager, employee or agent of FCC may rely in good faith on the advice of counsel respecting any matters arising under this Agreement. FCC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the RLSA or the Transaction Documents to which it is a party.

          SECTION 7.4 Amendment. This Agreement may be amended by FCC and the Purchaser only with the prior written consent of the Agent.

          SECTION 7.5 Notices. All demands, notices and communications to FCC or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of FCC at the following address: 12740 Hillcrest Drive (suite 240), Dallas, Texas 75230, Attention: Jim Borschow, Facsimile No.: (972) 774-0194 or such other address as shall be designated by FCC in a written notice delivered to the Purchaser and (b) in the case of the Purchaser at the following address: 12740 Hillcrest Drive (suite 240), Dallas, Texas 75230, Attention: Jim Borschow, Facsimile No.: (972) 774-0194 or such other address as shall be designated by a party in a written notice delivered to the other party.

          SECTION 7.6 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the RLSA and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the RLSA and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 7.7 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 7.8 Other Fees and Expenses.

          (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Section 4.3, FCC agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out- of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and FCC agrees to pay all costs and expenses, if any of the Purchaser and any assignee thereof (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Receivables purchased by the Purchaser hereunder.

          (b) In addition, FCC agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and FCC agrees to save the Purchaser and its assigns and transferees harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 7.9 Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION EXCEPT THAT THE PARTIES HERETO AGREE THAT IN ORDER TO EFFECTUATE THEIR INTENT THAT THIS AGREEMENT EVIDENCES ONE OR MORE SALES, THE DETERMINATION OF WHETHER EACH TRANSFER OF RECEIVABLES BY FCC HEREUNDER CONSTITUTES A SALE AND/OR CAPITAL CONTRIBUTION OR WHETHER IT CONSTITUTES A GRANT OF A SECURITY INTEREST, BY MEANS OF A PLEDGE OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF), INCLUDING WITHOUT LIMITATION SECTION 9.109(e) OF THE UCC AS IN EFFECT IN THE STATE OF TEXAS.

          SECTION 7.10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 7.11 Nonpetition Covenant. Until one year and one day after the latest maturing commercial paper issued by the Lender in connection with the funding of Loans under the RLSA shall be paid in full, neither FCC nor the Purchaser shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Lender (and, in the case of FCC, against the Purchaser) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Lender (or the Purchaser) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Lender (or the Purchaser).

          SECTION 7.12 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of FCC, the Purchaser and their respective successors and assigns; provided, however, that FCC may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and any assignee thereof. The Purchaser may assign all of its rights hereunder to an assignee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).

          SECTION 7.13 Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser intends to assign all of its rights under this Agreement to the Agent for the benefit of the Lender and FCC hereby consents to such assignment. The Agent and the Lender shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties hereto.

          SECTION 7.14 Term. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (a) the payment in full with respect to each Receivable Conveyed hereunder and (b) the Collection Date under the RLSA; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by FCC pursuant to Article IV hereof and the provisions of Article V and Section 7.11 shall be continuing and shall survive any termination of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           FIRST CONSUMER CREDIT, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           FCC ACCEPTANCE CORP.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

             [Signature Page to Purchase and Contribution Agreement]

                                                                       EXHIBIT A

                               FORM OF ASSIGNMENT

     ASSIGNMENT, dated as of            , 20   between First Consumer Credit,
                             -----------    --
Inc. ("FCC") and FCC Acceptance Corp. (the "Purchaser").

     1. We refer to the Purchase and Contribution Agreement (the "Purchase and Contribution Agreement") dated as of February 11, 2003 between FCC and the Purchaser. All provisions of the Purchase and Contribution Agreement are incorporated herein by reference. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Purchase and Contribution Agreement.

     2. FCC does hereby Convey to the Purchaser, without recourse (except to the extent specifically provided in the Purchase and Contribution Agreement), and upon payment of the Purchase Price to or at the direction of FCC the Purchaser hereby acquires, all right, title and interest of FCC in, to and under the Receivables identified as such on Annex A hereto and the Related Security and the Other Conveyed Property related thereto (including, without limitation, all right, title and interest of FCC in and to the Underlying Collateral related to each such Receivable) pursuant to the Purchase and Contribution Agreement.

     3. All of the representations and warranties set forth on the Schedule of Representations are true and correct with respect to all of the Contracts related to the Receivables identified in Annex A hereto as of the date of this Assignment.

     4. FCC does hereby remake the representations and warranties set forth in
Section 4.1 of the Purchase and Contribution Agreement with full force and effect as if the same were fully set forth herein.

     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     FIRST CONSUMER CREDIT, INC.


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                    Exh. A-1

                                                     FCC ACCEPTANCE CORP.


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                    Exh. A-2

                                     ANNEX A
                                 (TO ASSIGNMENT)

                                 [See attached.]

                                    Exh. A-3

                                                                       EXHIBIT B

                                     FORM OF
                          DEFERRED PURCHASE PRICE NOTE

                                                                   Dallas, Texas
                                                         As of February   , 2003
                                                                        --

     FOR VALUE RECEIVED, FCC ACCEPTANCE CORP., a Delaware corporation (the "Purchaser"), hereby promises to pay to First Consumer Credit, Inc. (the "Seller") the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to the Base Rate (as defined in the RLSA) in effect on the last Business Day of the then most recently ended calendar month, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase and Contribution
Agreement, dated as of February   , 2003, between the Seller and the Purchaser
                                --
(such agreement, as it may from time to time be amended, restated or otherwise modified in accordance with its terms, the "Purchase Agreement"). This Note is the note referred to in the definition of "Subordinated Note" in the Purchase Agreement.

     The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Section 2.1 of the Purchase Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Purchaser to the Seller.

     The entire principal amount of this Note shall be due and payable on the date one year after the Facility Maturity Date or such later date as may be agreed in writing by the Seller and the Purchaser. Subject to the subordination terms hereof, the principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time. Interest on this Note shall be paid in arrears on each Remittance Date, at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

     Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable law.

     The obligations of the Purchaser under this Note are subordinated in right of payment, to the extent set forth in Section 2.1(k) of the Purchase Agreement, to the prior payment in full of all Loans, Yield, Fees and other obligations of the Purchaser under the RLSA.

                                    Exh. A-4

     Notwithstanding any provision to the contrary in this Note or elsewhere, other than with respect to payments specifically permitted by Section 2.1(k) of the Purchase Agreement, no demand for any payment may be made hereunder, no payment shall be due with respect hereto and the Seller shall have no claim for any payment hereunder prior to the occurrence of the date one year after the Facility Maturity Date and then only on the date, if ever, when all Loans, Yield, Fees and other obligations owing under the RLSA shall have been paid in full and all commitments of the Lender to provide any financial accommodations under the RLSA shall have been terminated.

     In the event that, notwithstanding the foregoing provision limiting such payment, the Seller shall receive any payment or distribution on this Note which is not specifically permitted by Section 2.1(k) of the Purchase Agreement, such payment shall be received and held in trust by the Seller for the benefit of the entities to whom the obligations are owed under the RLSA and shall be promptly paid over to such entities.

     The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

     Neither this Note, nor any right of the Seller to receive payments hereunder, shall, without the prior written consent of the Purchaser and (so long as the RLSA remains in effect or any amounts remain outstanding thereunder) the Agent under the RLSA, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                                     FCC ACCEPTANCE CORP.


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                                    Exh. A-5

                    SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

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       Addition to Principal   Amount of Principal   Unpaid Principal
Date          Amount             Paid or Prepaid         Balance        Notation Made By
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

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

                                    Sch. B-1

                                   SCHEDULE A

     REPRESENTATIONS AND WARRANTIES OF FCC WITH RESPECT TO CONTRACTS RELATED TO RECEIVABLES REFERRED TO IN ANY ASSIGNMENT

     The following representations and warranties are made by FCC as of the date of any Assignment delivered by FCC to the Purchaser with respect to each of the Contracts related to the Receivables which are referred to in such Assignment (or any schedule thereto).

     1. Such Contract represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor thereunder, enforceable by FCC in accordance with its terms (subject, as to enforceability, to bankruptcy, insolvency and other similar laws relating to the enforcement of creditors rights generally and the availability of equitable remedies) and the Obligor, with respect to such Contract (and any guarantor of the Obligor's obligations thereunder), had full legal capacity to execute and deliver such Contract and any other documents related thereto.

     2. No Obligor under such Contract is a Government Entity.

     3. The Obligor under such Contract (except for a Contract which is a Promotional Contract) shall have paid in full the first Scheduled Payment under such Contract within thirty (30) days of the due date of such first Scheduled Payment.

     4. Such Contract, at the time of origination, conformed to all requirements of the Credit and Collection Policy applicable to such Contract and, in any case, no such Contract would be required to be written off pursuant to the Credit and Collection Policy.

     5. Such Contract (i) was originated by a Contractor in the ordinary course of such Contractor's business and such Contractor had all necessary licenses and permits to provide home improvement services and originate Contracts in the state where the related Obligor and the related Underlying Collateral were located, (ii) was purchased by FCC in the ordinary course of FCC's business and FCC had all necessary licenses and permits to purchase and own Contracts in the state where the related Obligor and the related Underlying Collateral were located, (iii) was sold or contributed by FCC to the Purchaser under this Agreement and (iv) contains customary and enforceable provisions with respect to the collateral security related thereto.

     6. No fraud and, in addition, no material error, omission, misrepresentation, negligence or similar occurrence with respect to such Contract and each other agreement included in the Receivable File related to each such Contract has taken place on the part of any Person, including, without limitation, the Obligor, the related Contractor, any appraiser, any builder or developer, or any other party involved in the origination or purchase of the Contract. Such Contract was sold to FCC by the related Contractor without any fraud or material misrepresentation on the part of the Contractor. Such Contract was sold to the Purchaser by FCC without any fraud or material misrepresentation on the part of FCC.

                                    Sch. A-1

     7. Such Contract was sold to FCC by (i) an Eligible Contractor pursuant to a Contractor Sale Agreement which is in full force and effect and with respect to which no defaults have occurred (except to the extent such defaults are individually, or in the aggregate, inconsequential with respect to such Contract) or (ii) with respect to Contracts originated in New York, First Savings Bank, FSB pursuant to the NY Purchase Agreement which is in full force and effect and with respect to which no defaults have occurred.

     8. Such Contract is not the subject of any litigation on the part of the Obligor, nor is it subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder.

     9. Such Contract (i) provides for regularly scheduled monthly payments of principal and interest (except with respect to Promotional Contracts), (ii) is calculated at a fixed yield, (iii) is fully amortizing in periodic installments over its remaining term, (iv) provides for acceleration of the indebtedness thereunder (to the extent allowed by applicable law) if the related Obligor is in default under or has otherwise violated or breached any material provision of such Contract and (v) prohibits any assignment of the Contract by the related Obligor.

     10. Such Contract is payable by an Obligor that is a natural person.

     11. Such Contract (i) relates to a Property located in one of the states of the United States or the District of Columbia, (ii) was originated in the United States and (iii) is denominated in United States Dollars.

     12. Such Contract is by its terms an absolute and unconditional obligation of the related Obligor and is non-prepayable without the payment in full of principal and accrued interest and finance charges prior to the expiration of the term of such Contract; and the rights with respect to such Contract are assignable by the Contractor and FCC (and their successors and assigns) without the consent of or notice to any Person.

     13. The items contained in the Receivable File with respect to such Contract are substantially in the forms delivered to the Agent prior to the date hereof or have otherwise been approved by the Agent in writing.

     14. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, licensing laws and regulations, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act, and of the Uniform Consumer Credit Code, and all other consumer credit laws and equal credit opportunity and disclosure laws), in respect of such Contract and each other agreement included in the Receivable File related to such Contract, the origination thereof, and the Underlying Collateral related thereto, have been complied with in all respects. The

                                    Sch. A-2
consummation of the transactions contemplated by the Transaction Documents will not involve the violation of any such laws or regulations.

     15. Such Contract constitutes either an "Instrument" or "Chattel Paper" within the meaning of the UCC, and there exists only one original copy of each such Contract.

     16. (A) With respect to each Mortgage Contract, the Contractor related to such Contract shall have taken or caused to be taken all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable perfected, first, second, third or fourth priority (as appropriate) security interest to exist in FCC's favor in the Underlying Collateral securing each such Mortgage Contract, and (B) FCC shall have assigned the perfected, first, second, third or fourth priority (as appropriate) security interest in the Underlying Collateral referred to in clause (A) above to the Purchaser pursuant to this Agreement and, if applicable, by means of the filing of a mortgage assignment in proper form and in the proper jurisdiction.

     17. No such Contract is a Defaulted Receivable, except to the extent that all defaults under any such Contract have been cured by the Obligor to the satisfaction of FCC, and thereafter nine (9) consecutive Scheduled Payments have been paid when due with respect to such Contract.

     18. Such Mortgage Contract with respect to which the related Underlying Collateral is located in the State of Georgia complies in all respects with the Georgia Fair Lending Act.

     19. The information pertaining to such Contract set forth in the Schedule of Contracts and the related Assignment is true and correct in all material respects.

     20. With respect to such Contract, by the Conveyance Date on which such Contract is Conveyed hereunder and on each relevant date thereafter, FCC will have caused its master computer records relating to such Contract to be clearly and unambiguously marked to show that such Contract has been Conveyed under this Agreement.

     21. With respect to such Contract there exists a Receivable File and such Receivable File contains each item listed in the definition of Receivable File with respect to such Contract and such Receivable File is in the possession of the Custodian.

     22. Such Contract has not been repaid, satisfied, subordinated or recisinded, and the Underlying Collateral securing such Contract has not been released from the lien of the Purchaser, in whole or part.

     23. Such Contract was not originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, pledge and/or assignment of such Contract under this Agreement, the related Contractor Sale Agreement and FCC or the related Contractor has not entered into any agreement with any Obligor that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Contract.

                                    Sch. A-3

     24. Such Contract has not been sold, transferred, assigned or pledged by FCC to any Person other than the Purchaser except for a Contract which has been previously sold or pledged to a third party to the extent that (i) such transaction has been disclosed to the Agent in writing and (ii) any ownership interest, security interest and/or other interest of such third party in such Contract has been terminated and released in a manner acceptable to the Agent prior to its Sale hereunder. FCC has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Contract or payments received under any related insurance policy or otherwise to impair the rights of the Purchaser in such Contract, any related insurance policy or any proceeds thereof.

     25. Such Contract is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the related Contractor, FCC or the Purchaser.

     26. Such Contract and each other agreement included in the Receivable File related to such Contract is free of any default of any party thereto (including the related Contractor and FCC), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, whether by operation of law or otherwise. There is no default, breach, violation or event of acceleration (only to the extent such event of acceleration has been or should have been declared in accordance with the Credit and Collection Policy) existing under such Contract and each other agreement included in the Receivable File related to such Contract and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (only to the extent such event of acceleration has been or should have been declared in accordance with the Credit and Collection Policy).

     27. No selection procedures adverse to the Purchaser have been utilized in selecting such Contract from all other similar Contracts originated by the related Contractor or purchased by FCC.

     28. The Obligor and any guarantor with respect to each such Contract received a legible, completely filled-in copy of such Contract and any other document that such Obligor or such guarantor were, by the terms of the Contract or applicable law, required to receive in connection with such Contract.

     29. Such Contract and each other agreement included in the Receivable File related to such Contract is in full force and effect in accordance with its terms and neither the Contractor, FCC nor the Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Contract or such other agreement; there are no proceedings pending wherein such Obligor, any other obligated party or any governmental agency has alleged that such Contract or such other agreement is illegal or unenforceable.

     30. The origination and collection practices used by FCC and the related Contractor with respect to such Contract have been in all respects legal, proper, prudent and customary in the home improvement financing and servicing business.

                                    Sch. A-4

     31. The Obligor with respect to such Contract is not a partner, member or Affiliate of FCC or any of FCC's Affiliates.

     32. Neither the operation of any of the terms of such Contract or any other agreement included in the Receivable File related to such Contract nor the exercise by the Purchaser, FCC, the related Contractor or the Obligor of any right under such Contract or any other agreement included in the Receivable File will render such Contract or any other agreement included in the Receivable File related to such Contract unenforceable in whole or in part nor subject to any right of rescission, setoff, claim, counterclaim or defense, and no such right of rescission, set-off, claim, counterclaim or defense.

     33. The related Contractor and/or FCC have duly fulfilled all obligations on their part to be fulfilled under or in connection with the origination, acquisition and assignment of such Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Contract by the Purchaser, and have done nothing to impair the rights of the Purchaser in the Contract or payments with respect thereto. The Contract and each other agreement included in the Receivable File related to such Contract
(i) contain the entire agreement of the parties thereto with respect to the subject matter thereof, (ii) have not been altered, modified or amended in any respect (except to the extent such alteration, modification or amendment is inconsequential or is required under applicable law) and (iii) are free of concessions or understandings with the Obligor thereof of any kind not expressed in writing therein.

     34. The sale from FCC to the Purchaser of such Contract and the Other Conveyed Property and Related Security related thereto does not violate the terms or provisions of any agreement to which FCC is a party or by which it is bound.

     35. The transfer, assignment and conveyance of such Contract and the Related Security and Other Conveyed Property from FCC to the Purchaser pursuant to this Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Purchaser or any other Person to any federal, state or local government except for miscellaneous mortgage filing fees and similar charges.

     36. Such Contract is not deemed to be an executory contract or unexpired lease subject to rejection by an Obligor under Section 365 of the Bankruptcy Code in the event that a Bankruptcy Event has occurred with respect to such Obligor.

     37. The Underlying Collateral related to such Contract has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon FCC or the Purchaser under any federal state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety.

     38. The home improvements related to such Contract have been fully completed to the satisfaction of the related Obligor and a Completion Certificate with respect to such Contract has been executed by the Obligor and Contractor related thereto.

                                    Sch. A-5

     39. Such Contract and all accompanying collateral documents are genuine in all respects as appearing on their face and as represented in the books and records of FCC, and all information set forth therein is true and correct (except to the extent any error or omission set forth therein is inconsequential).

     40. With respect to any Contract that has a prepayment penalty feature, each such prepayment penalty is enforceable and each prepayment penalty is permitted pursuant to federal, state and local law.

     41. Such Contract does not contain provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the related Contractor, FCC, the Obligor, or anyone on behalf of the Obligor or (b) paid by any source other than the Obligor. (For purposes of clarification, clause (b) of this eligibility criteria does not restrict payments with respect to a Contract by the Obligor's family or friends.)

     42. All payments made under such Contract have been properly credited against the Outstanding Balance of such Contract.

     43. Such Contract is not a revolving home equity line of credit.

     44. Interest on such Contract is calculated on the basis of a (i) 360-day year consisting of twelve 30-day months or (ii) 365-day year.

     45. The proceeds of such Contract have not been and shall not be used to satisfy, in whole or part, any debt owed or owing by the related Obligor to FCC or any Affiliate of FCC.

     46. The proceeds of such Contract have been fully disbursed and the related Obligor has no additional right to further fundings thereunder.

     47. None of the proceeds of such Contract were used to finance single-premium credit life insurance policies.

     48. All parties which have had any interest in such Contract, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (ii) either (A) organized under the laws of such state,
(B) qualified to do business in such state, (C) a federal and savings loan association, savings bank or national bank having a principal office in such state, or (D) not doing business in such state.

     49. Such Contract is not subject to any servicing arrangement (with respect to collection or enforcement) or any subservicing arrangement with any Person other than with FCC, nor are any servicing rights relating to such Contract subject to any lien or negative pledge in favor of any Person.

                                    Sch. A-6

     50. All improvements which were considered in determining the market value of the related Property lay wholly within the boundaries and building restrictions lines of the Property, and no improvements on adjoining properties encroach upon the Property. At the time of origination, no improvement located on or being part of the Property related to such Contract was in violation of any applicable zoning law or regulation.

     51. The Property related to such Contract (i) consists of a residential dwelling which is a 1-4 family unit, a condominium or planned unit development and, except in the case of a condominium, the land on which such dwelling is constructed and (ii) is in material compliance with all environmental laws, and FCC and the related Obligor, has not received notice of any violation or potential violation of such law nor is there any pending action or proceeding directly involving the Property of which FCC is aware in which compliance with any environmental law, rule or regulation is an issue.

     52. If such Contract is a Mortgage Contract, upon origination, an insurance policy naming FCC and its successors and assigns as a loss payee is in full force and effect with respect to such Contract and such insurance policy provides for loss and physical damage coverage with respect to the related Property in an amount equal to the full replacement value of such Property.

     53. The Property related to such Mortgage Contract is fully insured against loss or damage by fire and such other hazards as are customary in the area where the Property is located and, to the extent required by FCC as of the date of purchase or the related Contractor as of the date of origination.

     54. The inclusion at any time of such Contract as a Pledged Receivable shall not cause the Weighted Average FICO Score to be less than 640.

     55. With respect to such Contract, FCC has contacted directory assistance or otherwise verified that the Obligor's phone number which was submitted on the loan application is true and correct in all respects.

     56. With respect to such Contract, FCC has a tape recording of the Obligor's consent to the terms and conditions of the related Contract, which verifies and confirms with such Obligor each of the specific matters described in the Credit and Collection Policy, and such tape recording is on file at FCC.

     57. With respect to such Contract, a welcome letter which reiterates the material terms of such Contract and contains a set of temporary payment coupons, a quality control inspection report and a copy of FCC's privacy and protection policy, has been delivered to the Obligor.

     58. At the time of origination, such Mortgage Contract did not have a Cumulative LTV greater than 115%.

     59. At the time of origination, such Contract did not have a Cost to Value greater than 80%.

                                    Sch. A-7

     60. The Obligor related to such Contract has been directed to make payments to the Lockbox Account.

     61. If such Contract is a Non-Mortgage Contract, such Contract has a stated maturity and an original term of 180 months or less and does not permit renewal or extension of such term.

     62. If such Contract is a Mortgage Contract, such Contract has a stated maturity and an original term of 240 months or less and does not permit renewal or extension of such term.

     63. If such Contract is a Non-Mortgage Contract, the Original Balance of such Contract was not greater than $20,000.

     64. If such Contract is a Non-Mortgage Contract, the Obligor with respect to such Contract had a FICO Score of at least 640.

     65. Such Contract contains language by which the related Obligor grants a security interest to the Contractor in the Underlying Collateral which is the subject of each such Contract.

     66. If such Contract is a Mortgage Contract, the Obligor with respect to such Contract had a FICO Score of at least 580.

     67. If such Contract is a Mortgage Contract, the Original Balance of such Contract was not greater than $50,000.

     68. If such Contract is a Subordinated Lien Contract, at the time of origination or purchase thereof, the senior mortgage(s) is/are in full force and effect.

     69. With respect to each such Contract, FCC shall have received a Completion Certificate, signed by both the related Obligor and Contractor.

     70. If such Contract is a Mortgage Contract, upon default by the Obligor on such Contract and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of such Contract will be able to deliver good and merchantable title to the Mortgaged Property (subject only to those exceptions to title as are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Contract).

     71. If such Contract is a Mortgage Contract, all costs, fees and expenses incurred in making, closing and recording the Mortgage related to such Mortgage Contract have been paid and such Obligor is not entitled to any refund of any amounts paid or due to FCC or the related Contractor pursuant to the Mortgage.

     72. If such Contract is a Mortgage Contract, the Mortgage related to such Mortgage Contract creates a valid, subsisting, enforceable and perfected, first, second, third or fourth

                                    Sch. A-8
priority lien (as applicable) on the related Mortgaged Property and the lien created thereby has been duly recorded.

     73. If such Contract is a Mortgage Contract, the Mortgage related to such Mortgage Contract is in a form generally acceptable in the secondary market for comparable home improvement loans.

     74. If such Contract is a Mortgage Contract, in the event the Mortgage related to such Mortgage Contract constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage; and no fees or expenses are or will become payable by the holder of the Mortgage to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

     75. At the time of origination, FCC did not have knowledge of any specific circumstances or specific condition with respect to the Mortgage, the Mortgaged Property, the Obligor or the Obligor's credit standing that can reasonably be expected to cause such Contract to become delinquent, or adversely affect the value of such Contract as determined in accordance with the Credit and Collection Policy.

     76. If such Contract is a Mortgage Contract, no document relating to such Contract provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.

     77. If the residential dwelling on the Property is a condominium unit or a planned unit development, such condominium or planned unit development meets the eligibility requirements of the Credit and Collection Policy with respect to condominiums and planned unit developments, as set forth in the Credit and Collection Policy.

     78. If such Contract is a Mortgage Contract, the Mortgage related to such Contract contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Contract in the event that the Mortgaged Property is sold or transferred with the prior written consent of the mortgagee thereunder.

     79. If such Contract is a Subordinate Lien Contract, either (i) no consent for any Subordinate Lien Contract is required by the holder of the related first, second, third or fourth lien (as appropriate) or (ii) such consent has been obtained and is contained in the Receivable File.

     80. [Intentionally Omitted.]

     81. With respect to such Contract, no amounts are owed to any Contractor by FCC or any of its Affiliates.

                                    Sch. A-9

     82. If such Contract is a Promotional Contract, (i) such Contract has an Original Balance of not greater than $20,000 and (ii) the Obligor related to such Contract had a FICO Score of at least 680.

     83. Neither FCC, the related Contractor or any of their Affiliates have made any payments on behalf of the Obligor related to such Contract (except as otherwise provided under the Transaction Documents).

                                    Sch. A-10

                                   SCHEDULE B

                               TRADE NAMES OF FCC

                                      None.

                                    Sch. B-1

                                   SCHEDULE C

                             SCHEDULE OF RECEIVABLES

                                 [See attached.]

                                    Sch. C-1